Exhibit 5.1

DLA Piper LLP (US) 650 S Exeter Street Suite 1100 Baltimore, Maryland 21202 www.dlapiper.com T 410.580.3000 F 410.580.3001

September 4, 2025

CID HoldCo, Inc.

5661 S Cameron St, Suite 100

Las Vegas, Nevada 89118

RE:	CID HoldCo, Inc.

Ladies and Gentlemen:

We have acted as counsel to CID HoldCo, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 filed by the Company with the Commission on September 4, 2025 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the following:

(a) the resale of up to 29,701,559 shares of Common Stock (the “Resale Shares”) by the selling security holders identified in the prospectus included in the Registration Statement, including (i) up to 11,522,565 shares of Common Stock which shares were originally issued to certain SEE ID Equityholders (as defined in the Registration Statement) in connection with the consummation of the Business Combination (as defined in the Registration Statement) as merger consideration at an equity consideration value of $10.00 per share; (ii) up to 7,365,834 shares of Common Stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination, originally issued in a private placement to ShoulderUp Technology Sponsor LLC, a Delaware limited liability company (“Sponsor”); (iii) up to 1,310,000 shares of Common Stock (the “Private Placement Shares”) originally issued in a private placement to the Sponsor as part of the private placement units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit; (iv) up to 3,323,536 shares of Common Stock (the “PIPE Shares”) originally issued in a private placement to certain investors pursuant to the PIPE Subscription Agreements (as defined below) at price of $4.00 per share; (v) up to 5,524,624 New Circle Shares issuable pursuant to the ELOC Agreement (as defined herein), comprised of (a) 86,207 shares issuable to New Circle (the “Commitment Shares”), based on the commitment fee of $350,000 to be calculated using the market value of the closing price of the Common Stock on the date this Registration Statement is declared effective by the SEC, and (b) 5,438,417 shares of Common Stock (the “ELOC Shares” and together with the Commitment Shares, the “New Circle Shares”) that we may, in our sole discretion, elect to issue and sell to New Circle, from time to time after the date of this prospectus, as part of the Total Commitment (as defined herein) pursuant to (and limited by the terms of) the ELOC Agreement; and (vi) up to 655,000 shares of Common Stock (the “Private Placement Warrant Shares”) that are issuable by us upon the exercise of the Private Placement Warrants (as defined in the Registration Statement) following the public resale of the Private Placement Warrants by the Selling Securityholders;

(b) the resale of up to 655,000 Private Placement Warrants originally issued to the Sponsor as part of the Private Placement Units in a private placement at a price of $10.00 per Private Placement Unit, currently exercisable at a price of $11.50 per share; and

CID HoldCo, Inc.

September 4, 2025

(c) the issuance of up to 15,654,983 shares of Common Stock (the “Warrant Shares”) consisting of (1) up to 14,999,983 shares of our Common Stock issuable upon the exercise of 14,999,983 public warrants, originally issued by ShoulderUp Technology Acquisition Corp. (“SUAC”) as part of its initial public offering (the “IPO”) of units at a price of $10.00 per unit, such units were comprised of one Class A common stock of SUAC and one-half of one redeemable warrant, which are currently exercisable at a price of $11.50 per share of our Common Stock (the “Public Warrants”); and (2) up to 655,000 shares of our Common Stock issuable upon the exercise of 655,000 private warrants originally issued to the Sponsor as part of the Private Placement Units sold to the Sponsor in a private placement at a price of $10.00 per unit consummated concurrently with SUAC’s initial public offering, with each private warrant currently exercisable at a price of $11.50 per share (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”). All of the Warrants were assumed by the Company in connection with the Business Combination.

Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus included therein.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below, including (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (iii) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iv) the Business Combination Agreement by and among SUAC, the Company, ShoulderUp Merger Sub, Inc., SEI Merger Sub, Inc., and SEE ID, Inc., dated as of March 18, 2024, filed as Exhibit 2.1 to the Registration Statement; (v) the Warrant Agreement, dated November 16, 2021, between SUAC and Continental Stock Transfer & Trust Company, as warrant agent, filed as Exhibit 4.3 to the Registration Statement (the “Original Warrant Agreement”); (vi) the Warrant Assumption Agreement, dated June 18, 2025, by and among Continental Stock Transfer and Trust Company, SUAC and the Company, filed as Exhibit 4.4 to the Registration Statement (the “Warrant Assumption Agreement” and together with the Original Warrant Agreement, the “Warrant Agreement”); (vii) the form of PIPE Subscription Agreement by and among the Company and the subscriber’s party thereto, filed as Exhibit 10.1 to the Registration Statement; (viii) the Registration Rights and Lock-up Agreement by and among CID HoldCo, Inc, and certain parties listed therein, dated as of June 18, 2025, filed as Exhibit 10.2 to the Registration Statement; (ix) the Share Purchase Agreement, dated June 18, 2025 by and among New Circle Principal Investments LLC, a Delaware limited liability company, and the Company, filed as Exhibit 10.3 to the Registration Statement (the “SEPA”); (x) the Registration Rights Agreement, dated June 18, 2025 by and among New Circle Principal Investments LLC, a Delaware limited liability company, and the Company, filed as Exhibit 10.4 to the Registration Statement; (xi) certain minutes or resolutions adopted by the Board of Directors of the Company; and (xii) such other records, documents, and certificates as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. With respect to such examination, we have assumed, without independent investigation, (a) the genuineness and validity of all signatures on all documents (including, without limitation, signatures via DocuSign, eSignature or similar technology); (b) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (c) the due authority of the parties signing any document on behalf of a party (other than the Company); (d) the authenticity and completeness of all documents submitted to us as originals; (e) the completeness and conformity to the originals of all documents submitted to us as copies; (f) that all public records reviewed or relied upon by us are authentic, accurate and complete; (g) that all factual statements and information contained in any documents are true and complete; and (h) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the issuance of the Resale Shares complied or, with respect to the New Circle Shares, the Private Warrant Shares and the Warrant Shares, will comply, as applicable, in all respects with the terms, conditions and restrictions set forth in the Registration Statement. As to questions of fact material to this opinion letter, we have, to the extent deemed appropriate, relied upon certain certificates and representations of officers and employees of the Company.

CID HoldCo, Inc.

September 4, 2025

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

1. The Resale Shares (other than the New Circle Shares and Private Placement Warrant Shares) are duly authorized, validly issued, fully paid and non-assessable.

2. The New Circle Shares, when issued in accordance with the terms of the SEPA, will be validly issued, fully paid and non-assessable.

3. The Private Placement Warrant Shares are duly authorized, and when issued and delivered upon exercise of the Private Placement Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

4. The Warrant Shares are duly authorized, and when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

5. The Private Placement Warrants constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinions expressed herein are limited to the General Corporation Law of the state of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and, as to the Warrants constituting legally binding obligations of the Company, to the laws of the State of New York (excluding those of counties, cities, municipalities and other local subdivisions). Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. No opinion is expressed herein with respect to the qualification of the shares and warrants under the securities or blue-sky laws of any state or any foreign jurisdiction. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

CID HoldCo, Inc.

September 4, 2025

We hereby consent to the filing of this opinion letter as exhibit 5.1 to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder (including Item 509 of Regulation S-K).

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)